Exhibit 5.1

September 15, 2016

Trustmark Corporation

248 East Capitol Street

Jackson, Mississippi 39201

Ladies & Gentlemen:

We have acted as counsel to Trustmark Corporation, a Mississippi corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933 (the “Act”) of 4,000,000 shares of the Company’s common stock, no par value (the “Shares”), such presently indeterminate amount of related plan interests (the “Plan Interests”) and such presently indeterminate number of additional shares of common stock which may be offered and issued to adjust for stock dividends, stock splits or similar transactions issuable under the Company’s Trustmark National Bank 401(k) Plan (the “Plan”), pursuant to the registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information and representations obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based on the foregoing, we are of the opinion that, to the extent Shares offered and sold pursuant to the Plan and this Registration Statement are newly-issued shares of the Company’s common stock, such Shares will be duly authorized if they do not exceed the number of shares authorized in the Articles of Incorporation at that time and, when issued following required state, federal, or foreign approvals or registrations, if any, and in accordance with the terms of the Company’s Articles of Incorporation, Bylaws, and any authorizing resolutions of the Board of Directors required thereby, will be validly issued, and they will be fully paid and nonassessable when the Company receives the consideration for which the Board of Directors authorizes the issuance of such Shares.  We are also of the opinion that the Plan Interests, when issued in accordance with the terms of the Plan, will be validly issued.

We are members of the bar of the State of Mississippi. We do not express any opinion herein on any other laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ Brunini, Grantham, Grower & Hewes, PLLC